First Financial Bancorp Investor Presentation Third Quarter 2014 EXHIBIT 99.1

2 Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non- payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management’s ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events. Forward Looking Statement Disclosure

3 Focused Business Strategy Client-intimate strategy focused on long-term, profitable relationships with clients Strong sales culture across all business lines Lines of business Commercial Consumer Wealth Management Mortgage Target clients – individuals and small / mid-size businesses located in-market Ohio, Indiana and Kentucky 106 locations with focus on metro and near-metro markets Primary focus and value creation is through organic growth in key regional markets Supplement organic strategy through acquisitions in current footprint as well as contiguous markets with growth opportunities New Market Expansion Columbus, OH(1) – entered the market through three acquisitions that closed during the third quarter, acquired loans of $606 million and deposits of $569 million on a combined basis Fort Wayne, IN – added experienced and well established commercial and residential mortgage teams To Be Updated

4 Credit Product Diversity During the third quarter, the Company’s comprehensive set of credit products produced solid loan growth driven though multiple channels led by specialty finance, C&I / owner occupied CRE and franchise finance lending Category As of Percent As of Percent As of Percent (Dollars in thousands) December 31, 2008 of Portfolio June 30, 2014 1 of Portfolio September 30, 2014 1 of Portfolio Commercial and CRE $1,887,382 70.3% $2,322,413 58.6% $2,938,688 62.1% Franchise finance - 0.0% 495,756 12.5% 517,156 10.9% Business credit - 0.0% 119,141 3.0% 167,969 3.5% Equipment finance 50 0.0% 92,946 2.3% 87,892 1.9% Total commercial lending 1,887,432 70.3% 3,030,256 76.5% 3,711,705 78.4% Residential mortgage 383,599 14.3% 452,279 11.4% 499,700 10.6% Home equity 286,110 10.7% 455,898 11.5% 486,569 10.3% Other consumer 126,119 4.7% 68,149 1.7% 72,802 1.5% Total onsumer lending 795,828 29.7% 976,326 24.6% 1,059,071 22.4% Loan mark / other - 0.0% (43,836) (1.1%) (37,682) (0.8%) Total loans $2,683,260 100.0% $3,962,746 100.0% $4,733,094 100.0% 1 Includes all uncovered loans and unpaid principal balance of covered loans likely to retain

5 Third Quarter 2014 Financial Highlights Third quarter net income of $15.3 million, or $0.26 per diluted common share; $0.31 per diluted common share adjusted for the impact of non-operating items YTD net income of $46.4 million, or $0.79 per diluted common share; $0.86 adjusted for non- operating items Continued solid performance Return on average assets of 1.07% adjusted for non-operating items Return on average tangible common equity of 12.39% adjusted for non-operating items Board of directors announced 6.7% dividend increase in the quarterly dividend to $0.16 per share Entered the attractive Columbus, Ohio market 5 acquired banking centers Total acquired loans of $606 million, net of estimated fair value marks Total acquired deposits of $569 million, net of estimated fair value marks Annualized total loan growth of 14.6% on a period-end basis Strong performance in specialty finance, traditional C&I / owner-occupied CRE and franchise lending Quarterly net interest margin declined 4 bps to 3.66% Negative impact of covered loan balance decline partially offset by the positive impact from acquired loans, improved loan yields and fee income

6 Adjusted Pre-Tax, Pre-Provision Income Trend Adjusted pre-tax, pre-provision (“PTPP”) income represents income before taxes plus provision for all loans less FDIC loss sharing income and accelerated discount adjusted for significant non-operating and non-recurring items Third quarter adjusted PTPP income increased $3.4 million compared to the linked quarter on higher net interest income resulting from continued organic asset generation as well as the Columbus, Ohio acquisitions during the period

7 Components of Net Interest Income Net interest margin decreased 4 bps during the third quarter to 3.66% Quarterly average balance of loans increased 9.2% while the portfolio yield declined 2 bps to 4.68% (2) Quarterly average investment balances increased 3.0% while the portfolio yield declined 10 bps to 2.37% Cost of interest bearing deposits remained low at 0.41% (1) Excludes impact of loans returning to accrual status during the fourth quarter 2013 (2) Includes loans held for sale, nonaccrual loans and the FDIC indemnification asset (1)

8 Loan Composition Total Gross Loans – $4.8 billion As of September 30, 2014 (Dollars in millions) Covered loans likely to retain – performing credits both in- and out-of-market Expected to retain past the expiration of applicable loss sharing agreements with the FDIC Covered loans likely to exit – primarily classified credits both in- and out-of-market Pursuing resolution strategies with intent to exit under loss sharing agreements with the FDIC Commercial loss share expiration Approximately $190.3 million of covered loans lost FDIC loss sharing protection effective October 1, 2014 Total Gross Loans – $4.0 billion As of June 30, 2014 (Dollars in millions) Uncovered loans Covered loans likely to retain Covered loans likely to exit $3,663 91% $300 7% $66 2% $3,663 91% $300 7% $66 2%

9 Loan Composition Total loans, excluding loans acquired during the period, increased $147.7 million, or 14.6% on an annualized basis, compared to the linked quarter Third quarter growth driven by performance in specialty finance, C&I / owner-occupied CRE and franchise finance Uncovered loan growth has exceeded covered loan decline for seven of the past eight quarters 1 Includes unpaid principal balance of covered loans likely to retain and excludes loan mark / other of ($37.7) million associated with these loans Total Uncovered Loans and Covered Loans Likely to Retain – $4.8 billion1 As of September 30, 2014 (Dollars in millions)

10 Commercial Lending C&I / Owner Occupied CRE Investment Real Estate Target loan size is $1 million to $15 million, with flexibility to increase based on relationship criteria Increased focus on middle market business clients (generally up to $30 million of revenue) Specialty finance designed to expand product set and increase client base Business banking and SBA lending for smaller businesses Target loan size is $1 million to $15 million, with flexibility to increase based on relationship criteria Regional and local developers and investors Dedicated ICRE sales team of experts Interest rate risk management tools Total Commercial Loans Uncovered Loans and Covered Loans Likely to Retain – $3.7 billion1 As of September 30, 2014 (Dollars in millions) 1 Includes unpaid principal balance of covered loans likely to retain and excludes loan mark associated with these loans

11 Consumer Lending Consumer lending focused primarily on residential mortgage, home equity and credit cards Serving consumer households in Ohio, Indiana and Kentucky markets Mortgage loan originators located across footprint with concentrations in Cincinnati, Columbus, Dayton, Fort Wayne and Indianapolis Total Consumer Loans Uncovered Loans and Covered Loans Likely to Retain – $1.1 billion1 As of September 30, 2014 (Dollars in millions) 1 Includes unpaid principal balance of covered loans likely to retain and excludes loan mark associated with these loans

12 Delivery Channels and Product Innovation Deliver a consistent brand experience in a cost-effective manner Launched new online banking platform in 2012 Added mobile apps to accommodate client preferences with further enhancements such as Snap Deposit Client usage of mobile and online channels has increased significantly Deployed image-capture ATMs Sales centers focused on relationship vs. transactions Introducing enhanced online treasury management platform State-of-the-art paperless mortgage process with local underwriting and processing Launching first electronic banking center in late 2014

13 Wealth Management Business Overview 2014 WM Revenue as a % of Total Noninterest Income* 2014 Revenue by Primary Unit $2.4 billion of assets under management at September 30, 2014 Fee income generated through our three main business units represented 28% of First Financial’s 2014 noninterest income *excludes FDIC indemnification income and accelerated discount from paid in full loans $s in thousands

14 Capital Management Long-term capital return target to shareholders of 60% - 80% of earnings through combination of dividends and share repurchases Quarterly dividend of $0.16 per share Translates into yield of 3.5% compared to current peer median dividend yield of 2.5% Announced a share repurchase plan targeting one million shares annually beginning fourth quarter 2012 Repurchased approximately 1,250,000 total shares to date under the plan Suspended repurchases in second quarter 2014 due to pending merger agreements and increasingly active M&A environment Established revised long-term capital targets based on Basel III analysis and impact Tier 1 leverage ratio of 8.0% Common equity tier 1 capital ratio of 9.0% Tier 1 capital ratio of 10.5% Total capital ratio of 12.5% Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); Dividend valuation data as of November 7, 2014.

15 Capitalization Primary component of capital is common equity Capitalization levels have declined as company deployed capital through organic growth and recent acquisitions in addition to the strong return of capital to shareholders Long-term goal is to deploy capital above target levels though growth initiatives 10.38% 10.33% 10.40% 11.11% 10.38%7.96% 8.06% 8.28% 8.12% 8.39% 3Q10 4Q1 1Q11 2Q1 3Q11 First Financial Peer Group Median Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); based on most recent financial information as of November 7, 2014. Source: Peer Group median data obtained from SNL Financial

16 Credit Quality (Excluding Covered Assets) Classified assets have declined $14.5 million, or 12.0%, since the third quarter 2013 Continued problem asset resolution activity during the quarter NPLs, NPAs and classified assets impacted by acquisitions as well as the addition of a single CRE relationship totaling $6.6 million during the quarter Allowance coverage ratios also impacted by acquired loans, which are recorded at estimated fair value and have no associated allowance Select Credit Metrics (Dollars in thousands) 3Q14 2Q14 1Q14 4Q13 3Q13 NPLs / total loans 1.24% 1.23% 1.35% 1.50% 2.16% NPA / total ssets 0.90% 0.89% 0.95% 1.13% 1.38% Allowance for loan & lease losses / total loans 0.95% 1.15% 1.19% 1.25% 1.33% Annualized NCOs / average loans & leases 0.07% 0.11% 0.23% 0.41% 0.34% Total classified assets 105,914$ 103,799$ 103,471$ 110,509$ 120,423$ % increase / (decrease) 2.0% 0.3% (6.4%) (8.2%) (7.2%)

17 Recent Transaction Summary In August 2014, First Financial completed the previously announced acquisitions of The First Bexley Bank, Insight Bank, and Guernsey Bancorp, all headquartered in the Columbus, OH market Entered the growth-oriented Columbus market through the acquisition of three highly successful and complementary institutions with client-focused business models similar to First Financial Strong business development teams now have access to greater resources, higher lending limits and wider commercial and consumer product sets to drive further growth and better serve their communities Attractive financial returns for shareholders before factoring in potential revenue synergies resulting from the enhanced product set and capabilities Integration risk is manageable and will not be a distraction to current and future strategic initiatives Pro forma capital levels are strong, leaving First Financial well positioned to capitalize on future organic growth and acquisition opportunities

Entrance to the Columbus, Ohio Market



Gary
South Bend
Valparaiso
Warsaw
Fort Wayne
Bowling Green
Monon
Logansport
Lima
Kokomo
Celina
Danville
Muncie
Sidney
Anderson
Piqua
Crawfordsville
Trotwood
Kettering
Terre Haute
Chillicothe
Fairfield
Jackson
Bedford
Portsmouth
Dublin
Westerville
Huber Ridge
New Albany
Gahanna
Grandview Heights
Whitehall
Columbus
Reynoldsbur
Grove City
Blacklick Estates

- First Financial
- First Bexley
- Insight Bank
- Guernsey Bank

(Dollars in millions)	The First Bexley Bank	Insight Bank	The Guernsey Bank	Total
Purchase consideration	$ 44.5	$ 36.6	$ 16.0	$ 97.1
Total loans acquired	314.8	219.0	72.4	606.3
Total assets acquired	341.6	251.2	134.8	727.6
Total deposits assumed	273.9	179.3	115.4	568.6
Total liabilities assumed	315.3	230.8	126.8	672.9
Goodwill recorded	18.2	16.2	8.0	42.4

Columbus MSA Market Highlights[1]

- Third fastest growing metropolitan market in the Midwest
- Population of 1.9 million with projected growth of 4.3% through 2017 – highest in Ohio
- Diverse economy anchored by 15 Fortune 1000 companies

Pro Forma Deposit Market Share
Columbus MSA
FDIC Deposit Data as of June 30, 2014 - Holding Company Level

2013 Rank	Name	City, State	Number of Branches	Total Deposits ($000s)	Market Share (%)
1	Huntington Bancshares Inc.	Columbus, OH	88	14,879,171	30.2
2	JPMorgan Chase & Co.	New York, NY	76	11,882,831	24.1
3	PNC Financial Services Group Inc.	Pittsburgh, PA	64	6,053,810	12.3
4	Fifth Third Bancorp	Cincinnati, OH	57	4,584,416	9.3
5	KeyCorp	Cleveland, OH	26	2,052,124	4.2
6	Park National Corp.	Newark, OH	33	1,906,923	3.9
7	U.S. Bancorp	Minneapolis, MN	44	1,367,048	2.8
8	**First Financial Bancorp.**	**Cincinnati, OH**	**5**	**541,724**	**1.1**
9	Heartland BancCorp	Gahanna, OH	12	528,971	1.1
10	FirstMerit Corp.	Akron, OH	11	498,081	1.0
	Other institutions		142	5,046,009	10.2
	Market total		558	49,341,108	100.0

Source: SNL Financial LC

[1] Source: the Columbus Chamber, SNL Financial LC

first
first financial bancorp

18

19 Prior Acquisition History Supplements organic growth strategy through expansion in strategic markets Transactions met all internal criteria for acquisitions Loss sharing agreements provided significant protection on covered loans Peoples (FDIC) July 31, 2009 19 banking centers $521mm deposits $331mm in loss share covered loans1 No first loss position Irwin (FDIC) September 18, 2009 27 banking centers $2.5B deposits $1.8B in loss share covered loans1 No first loss position Banking Centers December 2, 2011 22 banking centers, primarily Indianapolis MSA $342mm retail deposits Loan Portfolio June 30, 2009 $145 mm select performing commercial and consumer loans Banking Centers August 28, 2009 Three banking centers in Indiana $85mm deposits $41mm in select performing commercial and consumer loans Banking Centers September 23, 2011 16 banking centers, primarily Dayton MSA $342mm deposits $127mm in select in-market performing loans 1 Estimated fair market value of loans We will continue to evaluate opportunities but never lose sight of the core franchise Core philosophy and strategy remain unchanged

20 Franchise Highlights 1. Strong operating fundamentals – 96 consecutive quarters of profitability 2. Investments to create long-term growth are producing results 3. Strong loan growth momentum driven by comprehensive portfolio of credit products 4. Well positioned in current markets and executing on new market expansion strategies 5. Growth strategies focused on increasing core deposits and fee revenue 6. Strong capital levels with ability to support further organic growth and acquisition opportunities 7. Balanced long-term capital management strategy returning 60% - 80% of earnings through dividends and share repurchases 8. Delivered on efficiency plan with focus on continual process improvement

Appendix Investor Presentation Third Quarter 2014

22 Adjusted Pre-Tax, Pre-Provision Income For the three months ended September 30, June 30, March 31, December 31, September 30, (Dollars in thousands) 2014 2014 2014 2013 2013 Pre-tax, pre-provision income 1 23,647$ 22,422$ 21,660$ 1,947$ 23,707$ Less: accelerated discount on covered loans 789 621 1,015 1,572 1,711 Plus: loss share and covered asset expense 2 (431) 1,863 1,602 2,441 1,928 Pre-tax, pre-provision income, net of accelerated discount and loss on covered OREO 22,427 23,664 22,247 2,816 23,924 Less: gain on sales of investment securities - - 50 - - Less: other income not expected to recur 97 - - - - Plus: pension settlement charges - - - 462 1,396 Plus: expenses related to efficiency initiative 309 (59) 350 1,450 1,051 Plus: FDIC indemnification asset valuation adjustment - - - 22,417 - Plus: acquisition-related expenses 4,182 517 620 284 - Plus: other expenses not expected to recur 728 - 465 - - Adjusted pre-tax, pre-provision income 27,549$ 24,122$ 23,632$ 27,429$ 26,371$ 1 Represents income before taxes plus provision for all loans less FDIC loss sharing income 2 Reimbursements related to losses on covered OREO and other credit-related costs are included in FDIC loss sharing income, w hich is excluded from the pre-tax, pre-provision income above

23 Investment Portfolio Investment portfolio represents 25.6% of total assets Yield earned on portfolio decreased to 2.37% from 2.47% for the linked quarter Overall duration of the portfolio declined to 3.7 years from 3.9 years at the end of the second quarter As of September 30, 2014 Category Held-to- Available-for- Other Percent (Dollars in thousands) Maturity Sale Investments Total of Portfolio Debt obligations of the U.S. Government -$ 20,207$ -$ 20,207$ 1.1% Debt obligations of U.S. Government Agency 17,917 12,270 - 30,187 1.6% Residential Mortgage Backed Securities Pass-through securities: Agency fixed rate 77,000 95,964 - 172,964 9.2% Agency adjustable rate 146,845 38,186 - 185,031 9.8% Non-Agency fixed rate 8,917 - 8,917 0.5% Collateralized mortgage obligations: Agency fixed rate 334,700 256,862 - 591,562 31.5% Agency variable rate - 110,378 - 110,378 5.9% Agency collateralized and insured municipal securities 84,986 108,513 - 193,499 10.3% Commercial mortgage backed securities 231,810 121,655 - 353,465 18.8% Municipal bond securities 2,467 21,677 - 24,144 1.3% Corporate securities 4,796 69,809 - 74,605 4.0% Asset-backed securities - 56,882 - 56,882 3.0% Regulatory stock - - 45,025 45,025 2.4% Other - 8,274 4,961 13,235 0.7% 900,521$ 929,594$ 49,986$ 1,880,101$ 100.0%

24 Deposit Composition Total deposits increased $657.9 million, or 13.5%, during the quarter Average total deposits increased $277.5 million, or 5.6%, during the quarter Increases primarily driven by $569 million of deposits from acquisitions The total cost of deposit funding during the quarter remained low at 32 bps Non-time deposit balances comprise over 77% of the total base New products introduced to support growth and increase client share of wallet Commercial and consumer indexed money market accounts Relationship CD pricing Total Deposits – $5.5 billion As of September 30, 2014

25 Funding Structure and Cost of Funds Average Balances – Total Interest Bearing Liability Composition Average Balances – Deposit Composition Total Cost of Funds (1) Not included in cost of funds calculation Total Cost of Deposits Co s t of F u n d s 0.37% 0.37% 0.39% 0.40% 0.27% 0.28% 0.29% 0.32% 0.00% 0.00% 0.00% 0.00% 0.19% 0.12% 0.11% 0.11% 0.15% 0.20% 0.23% 0.26% 0.90% 0.94% 0.98% 0.97%

26 Covered Loan Activity Covered loans declined $33.3 million, or 9.1%, during the quarter The FDIC indemnification asset declined $6.3 million, or 20.6%, during the quarter to $24.2 million, or 7.3% of the balance of covered loans outstanding Successful execution of resolution strategies related to covered loans classified as likely to exit contributed to majority of quarterly decline

First Financial Bancorp Investor Presentation Third Quarter 2014